Exhibit 32.1
Section 1350 Certification of Chief Executive Officer
In connection with the Quarterly Report on Form 10-Q of Roadrunner Transportation Systems, Inc. (the “Company”) for the three months ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. DiBlasi, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark A. DiBlasi
Mark A. DiBlasi
Chief Executive Officer
Date: May 10, 2016

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Roadrunner Transportation Systems, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.